Exhibit 99.3

Drone Nerds, Inc. and Subsidiaries

The report accompanying these financial statements was issued by
BDO USA, P.C., a Virginia professional corporation, and the U.S. member of
BDO International Limited, a UK company limited by guarantee.

BDO

Drone Nerds, Inc. and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2024 and 2023

Drone Nerds, Inc. and Subsidiaries

Tel: 954-989-7462	515 E Las Olas Blvd, 5th Floor
Fax: 954-962-1021	Fort Lauderdale, FL 33301
www.bdo.com

Independent Auditor’s Report

To the Stockholders of

Drone Nerds, Inc. and Subsidiaries

Fort Lauderdale, Florida

Opinion

We have audited the consolidated financial statements of Drone Nerds, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audits.

/s/ BDO USA, P.C.

November 11, 2025

BDO USA, P.C., a Virginia professional corporation, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Consolidated Financial Statements

Drone Nerds, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31,	2024	2023
Assets
Current Assets
Cash	$1,838,454	$1,657,345
Accounts receivable, net	10,882,066	14,846,990
Inventories, net	23,912,058	16,529,138
Vendor deposits	9,086,624	5,407,613
Prepaid expenses and other assets	806,451	982,384
Total Current Assets	46,525,653	39,423,470
Property and equipment, net	276,246	141,085
Operating leases - right-of-use assets, net	2,251,539	1,072,564
Goodwill	170,000	170,000
Total Assets	$49,223,438	$40,807,119
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$5,135,940	$6,966,685
Accrued expenses and other liabilities	10,516,952	1,657,499
Line of credit	15,240,950	14,000,551
Operating lease liabilities	738,055	560,988
Total Current Liabilities	31,631,897	23,185,723
Notes payable, related parties	450,000	450,000
Operating lease liabilities, net of current portion	1,605,282	640,887
Total Liabilities	33,687,179	24,276,610
Commitments and Contingencies
Stockholders’ Equity
Common stock; $1 par value; 400 shares authorized, issued and outstanding	400	400
Additional paid-in capital	99,700	99,700
Retained earnings	15,549,554	16,541,580
Due from stockholder	(113,395)	(111,171)
Total Stockholders’ Equity	15,536,259	16,530,509
Total Liabilities and Stockholders’ Equity	$49,223,438	$40,807,119

See accompanying notes to consolidated financial statements.

Drone Nerds, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31,	2024	2023
Sales	$111,201,111	$123,616,405
Cost of sales	93,868,447	103,107,314
Gross profit	17,332,664	20,509,091
Operating expenses
Salaries and benefits	7,670,050	6,611,554
Other selling, general and administrative expenses	4,495,158	4,398,238
Professional fees	1,235,296	844,823
Income from operations	3,932,160	8,654,476
Other income	154,071	-
Interest expense, net	(1,106,243)	(987,465)
Net Income	$2,979,988	$7,667,011

See accompanying notes to consolidated financial statements.

Drone Nerds, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Due from Stockholder	Total Stockholders’ Equity
Balances at January 1, 2023	400	$400	$99,700	$12,838,571	$(111,171)	$12,827,500
Net income	-	-	-	7,667,011		7,667,011
Distributions to stockholders	-	-	-	(3,964,002)		(3,964,002)
Balances at December 31, 2023	400	400	99,700	16,541,580	(111,171)	16,530,509
Net income	-	-	-	2,979,988		2,979,988
Distributions to stockholders	-	-	-	(3,972,014)		(3,972,014)
Due from stockholder	-	-	-	-	(2,224)	(2,224)
Balances at December 31, 2024	400	$400	$99,700	$15,549,554	$(113,395)	$15,536,259

See accompanying notes to consolidated financial statements.

Drone Nerds, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended December 31,	2024	2023
Cash Flows From Operating Activities
Net Income	$2,979,988	$7,667,011
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	177,358	14,109
Depreciation and amortization	78,814	84,896
Amortization of deferred loan costs	64,925	79,243
Non-cash lease expense	578,684	528,792
Changes in operating assets and liabilities:
Decrease (Increase) in operating assets:
Accounts receivable	3,787,566	(414,098)
Inventories	(7,382,920)	1,926,220
Vendor deposits	(3,679,011)	(1,542,069)
Prepaid expenses and other assets	175,933	101,876
Increase (decrease) in operating liabilities:
Accounts payable	(1,830,745)	(4,435,622)
Accrued expenses and other liabilities	8,859,453	1,657,499
Operating lease liabilities	(616,197)	(551,221)
Net Cash Provided By Operating Activities	3,193,848	5,116,636
Cash Flows From Investing Activities
Purchases of property and equipment	(213,975)	(35,747)
Net Cash Used In Investing Activities	(213,975)	(35,747)
Cash Flows From Financing Activities
Loans to stockholders	(2,224)	(2,180)
Distributions to stockholders	(3,972,014)	(3,964,002)
Borrowings under lines of credit	54,687,802	17,891,768
Repayments on lines of credit	(53,512,328)	(19,056,903)
Net Cash Used In Financing Activities	(2,798,764)	(5,131,317)
Net increase (decrease) in cash	181,109	(50,428)
Cash - beginning of year	1,657,345	1,707,773
Cash - end of year	$1,838,454	$1,657,345
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$1,271,058	$1,003,836
Supplemental Schedule of Non-cash investing and financing activities:
Right of use assets recognized due to lease amendment	$1,757,659	$-

See accompanying notes to consolidated financial statements.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Description of Business

Business

Drone Nerds, Inc. was incorporated in 2014 as a Florida corporation and is headquartered in Dania Beach, Florida. Drone Nerds, Inc. specializes in wholesale and retail sales of high-end drones for a variety of commercial, private and recreational needs. Additionally, Drone Nerds, Inc. operates a retail store in South Florida.

Surf Nerds, LLC was incorporated in 2019 as a Florida Limited Liability Company and is headquartered in Dania Beach, Florida. Surf Nerds, LLC operates online, selling electric surfboards.

Anzu Robotics, LLC was incorporated in 2023 as a Delaware Limited Liability Company and is headquartered in Austin, Texas. Anzu Robotics, LLC commenced its operations in 2024 and is engaged in the development and sale of commercial drone technology.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Drone Nerds, Inc., Surf Nerds, LLC, and Anzu Robotics, LLC (collectively referred to as the “Company”). All intercompany accounts and transactions have been eliminated in consolidation.

The Company evaluates its relationships with other entities to determine whether any such entities are variable interest entities (“VIEs”) and whether the Company is the primary beneficiary of any VIEs. A VIE is an entity in which the Company, through contractual or other arrangements, has an interest that will absorb portions of the entity’s expected losses or receive portions of the entity’s expected residual returns, or both. The Company consolidates a VIE if it is determined to be the primary beneficiary, which is defined as the entity that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE.

As of December 31, 2024 and 2023, the Company has determined that Surf Nerds, LLC and Anzu Robotics, LLC meet the criteria to be considered variable interest entities (“VIEs”) under Accounting Standard Codification (ASC) 810, Consolidation, and that Drone Nerds, Inc. is the primary beneficiary. Accordingly, their financial results have been included in the accompanying consolidated financial statements.

Basis of Presentation

The consolidated financial statements of the Company have been prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Significant assumptions and estimates were used in determining the collectability of accounts receivable and the carrying value of inventory. Actual results could differ from those estimates and those differences may be material.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. As of December 31, 2024 and 2023, the Company had no cash equivalents and all cash amounts consisted of cash on deposit.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits in excess of the Federal Deposit Insurance Corporation insured limit of $250,000. At times, such balances exceed these insured limits. The Company generally limits its exposure by placing its deposits with quality financial institutions. The Company has not experienced losses in such accounts.

Concentrations

As of December 31, 2024, accounts receivable totaling approximately $5,493,000 from two customers represented approximately 53% of total accounts receivable, net. As of December 31, 2023, accounts receivable totaling approximately $6,789,000 from two customers represented approximately 47% of total accounts receivable, net. As of December 31, 2024 and 2023, approximate information regarding major customers representing more than 10% of total accounts receivable from unrelated parties is as follows:

December 31,	2024	2023
Customer A	35%	**
Customer B	18%	33%
Customer C	**	14%

** - Concentration did not exceed 10% of total accounts receivable, net.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2024 and 2023, accounts payable totaling approximately $3,240,000 and $4,914,000, respectively, to one vendor, primarily located in China and represented approximately 71% and 73% of total accounts payable, respectively. As of December 31, 2024 and 2023, approximate information regarding major vendors representing more than 10% of total accounts payable to unrelated parties is as follows:

December 31,	2024	2023
Vendor A	71%	73%
Vendor B	11%	**

** - Concentration did not exceed 10% of total accounts payable.

Vendor purchases of inventory totaling approximately $71,258,000 and $80,161,000 from the same vendor represented approximately 70% and 78% of total vendor purchases of inventory for the years ended December 31, 2024 and 2023, respectively.

In February 2018, the Company signed a 5-year contract extension with its largest vendor to be the official non-exclusive dealer of its products in the United States and Canada. In September 2022, the Company signed a contract extension until September 2025 (Note 11).

Risks and Uncertainties

Credit Risk

In the normal course of business, the Company encounters economic risk, mainly comprised of credit risk and market risk. Credit risk is the risk of default on the Company’s accounts receivable balances from the customers’ inability or unwillingness to make contractually required payments.

Market Risk

Market risk reflects the risk that conditions in which the Company sells its products could change such that a significant effect on the Company’s operations could occur. The Company derives most of its sales from the wholesale and online retail industry. The Company could experience declines in demand for products as a result of general economic conditions. Furthermore, the Company is dependent on borrowings provided by a line of credit to fund its current working capital needs.

Tariff Risk

The Company is currently subject to various international trade policies and regulations, which may impact the cost of inventory purchases. There remains uncertainty regarding the potential imposition of new tariffs or changes to existing tariffs on goods imported from certain countries where the Company sources its inventory.

Management is actively monitoring the situation and assessing the potential impact on the Company’s financial position and results of operations. While it is not possible to predict the outcome of these developments, any significant increase in tariffs could result in higher costs of goods sold and may adversely affect the Company’s profitability.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Regulatory and Supply Chain Risk

The Company is subject to risks arising from ongoing regulatory discussions and potential legislative actions targeting its primary supplier. Under the 2025 National Defense Authorization Act (NDAA), a U.S. national-security agency is required to complete a security review of certain suppliers, including the Company’s primary supplier, by December 23, 2025. If no agency completes this review by the deadline, the law instructs the Federal Communications Commission (FCC) to automatically add these suppliers to the FCC “Covered List,” which would effectively block new FCC equipment authorizations for their technology and drones in the U.S. (i.e., new models could not be approved).

Management is actively monitoring these developments and evaluating their potential impact on the Company’s financial position and results of operations. As of the issuance of these financial statements, all products purchased from the primary supplier in the Company’s distribution channel possess valid FCC authorizations. Accordingly, management does not anticipate any material impact on the Company’s operations, as revenue is expected to continue to be generated from existing, approved product lines.

The ultimate outcome of these regulatory and legislative matters cannot be predicted. Any significant regulatory changes or supply chain disruptions could result in inventory shortages and materially impact the operations, which ultimately may adversely affect the Company’s future profitability.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist mainly of prepaid insurance. Premiums paid for receivable and cargo insurance during the year are amortized evenly over the term covered by the payment, generally twelve months.

Accounts Receivable, Net and Allowance for Credit Losses

Accounts receivable are recorded at the stated amount of the transactions with the Company’s customers. Credit is extended based upon evaluation of the customers’ financial condition. Payment terms vary and amounts due from customers are stated in the consolidated financial statements net of an allowance for credit losses.

In June 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326).The ASU introduces a new credit loss methodology, Current Expected Credit Losses (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. Since its original issuance in 2016, the FASB has issued several updates to the original ASU.

The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The methodology replaces the multiple existing impairment methods in current GAAP, which generally require that a loss be incurred before it is recognized. For available-for-sale securities where fair value is less than cost, credit-related impairment, if any, is recognized through an allowance for credit losses and adjusted each period for changes in credit risk. This update is effective on a modified retrospective basis for financial statements issued for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company adopted ASU 2016-13 on January 1, 2023.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company recognizes an allowance for credit losses for accounts receivable based on its best estimate of the net amount expected to be collected. The Company determines the allowance based on a review of individual past due balances and potential collectability of these balances. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts that are outstanding longer than the payment terms are considered past due. As of December 31, 2024 and 2023, the allowance for credit losses was approximately $100,000 and $50,000 respectively, and is reflected as a reduction of “Accounts receivable, net” on the accompanying consolidated balance sheets. For the years ended December 31, 2024 and 2023, bad debt expense was approximately $177,000 and $14,000, respectively. Certain accounts receivable balances serve as collateral to the line of credit (Note 6).

Inventories

Inventories, consisting principally of drones and drone accessories, are stated at the lower of cost or net realizable value. Cost is determined using the specific identification method. Net realizable value is defined as the estimated selling prices in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation. Inventories include the capitalization of certain costs related to purchasing, freight and handling costs associated with placing inventory in its location and condition for sale.

Selling expenses and general and administrative expenses are reported as period costs and are excluded from inventory cost. The Company reviews the components of its inventory on a regular basis for excess and obsolete inventory based on estimated future usage and sales.

As of December 31, 2024, the inventory reserve was approximately $642,000 and is reflected as a reduction of “Inventories, net” in the accompanying consolidated balance sheets. There was no reserve necessary for inventories as of December 31, 2023.

Property and Equipment, net

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Assets over $5,000, which are expected to last over one year, are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized in income or expense for the period. Maintenance and repairs are charged to expense as incurred, and expenditures for major renewals and betterments are capitalized.

Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the various classes of assets as follows:

Office furniture and fixtures	7 years
Equipment	5 years
Leasehold improvements	Shorter of useful life or lease term
Software	3 years

Long-Lived Assets

The Company reviews long-lived assets for possible impairment at least annually, and more frequently if circumstances indicate that the carrying amount of the asset may not be recoverable. Impairment is determined to exist when estimated amounts recoverable through future cash flows from operations on an undiscounted basis are less than the long-lived assets carrying values. If a long-lived asset is determined to be impaired, an impairment loss is recognized to reduce the asset to its fair value. Preparation of estimated future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning future conditions. There were no impairment losses for the years ended December 31, 2024 and 2023.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the identifiable net tangible and intangible assets acquired. Goodwill is not amortized but is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

The Company compares the fair value of its reporting unit, including goodwill, to its carrying amount. If the carrying amount exceeds fair value, an impairment loss is recognized in an amount equal to the excess, limited to the total amount of goodwill. Impairment losses, if any, are included in operating expenses in the Company’s consolidated statements of operations.

During the year ended December 31, 2024 and 2023, no events or circumstances indicated that goodwill may be impaired, and the annual impairment test did not result in any impairment charges (Note 5).

Leases

The Company enters into lease arrangements primarily for rental of office and operating facilities space, with various expiration dates. At its inception, the Company determines whether an arrangement is or contains a lease. A lease exists when a contract conveys to the customer the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. The definition of a lease embodies two conditions: (i) there is an identified asset in the contract that is land or a depreciable asset (i.e., property and equipment), and (ii) the customer has the right to control the use of the identified asset. The Company recognizes a right-of-use (ROU) asset and lease liability on the consolidated balance sheets for all leases with a term longer than 12 months, including renewals options reasonably certain to be exercised. ROU assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are classified and recognized at the commencement date.

ROU lease liabilities are measured based on the present value of fixed lease payments over the lease term, discounted at the appropriate rate. The Company has made an accounting policy to apply its incremental borrowing rate (IBR) as the discount rate used to measure lease liabilities and ROU assets at commencement of a lease. ROU assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Key estimates and judgments included in the initial measurement of ROU assets and liabilities include (i) the discount rate used to discount the unpaid lease payments to present value, (ii) lease term and (iii) lease payments.

i. The Company uses its IBR at lease commencement to discount lease payments, as the rate implicit in the lease is not readily determinable. The IBR is determined based on the rate of interest the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments over a similar term in a similar economic environment.

ii. The lease term for all of our leases includes the noncancellable period of the lease plus any additional periods covered by either a lessee option to extend (or not to terminate) the lease that the lessee is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

iii. Lease payments included in the measurement of the lease asset or liability comprise the following: (i) fixed payments (including in-substance fixed payments), (ii) variable payments that depend on index or rate based on the index or rate at lease commencement, (iii) the exercise price of a lessee option to purchase the underlying asset if the lessee is reasonably certain to exercise, (iv) payments for penalties for terminating the lease if the lessee is reasonably certain to exercise, and (v) amounts probable of being owed under residual value guarantees.

Variable lease payments that depend on an index or a rate (such as the Consumer Price Index or a market interest rate) are included in the measurement of ROU assets and lease liabilities using the index or rate at the commencement date. Variable lease payments that do not depend on an index or a rate are excluded from the measurement of ROU assets and lease liabilities and are recognized in the period in which the event, activity, or circumstance in the lease agreement on which those payments are assessed occur. Variable lease payments related to the Company’s operating leases include costs such as insurance and common area maintenance and are recognized in operating expenses in the consolidated statements of operations in the period in which the obligation for those payments is incurred.

The Company monitors events or changes in circumstances that require a reassessment of a lease. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in operating expenses in the consolidated statements of operations.

Revenue Recognition

The Company generates revenue primarily from the sale of high-end drones to wholesale and retail markets.

Revenue is recognized when customers obtain control of goods and services promised by the Company in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606). The amount of revenue recognized is based on the amount that reflects the consideration that is expected to be received in exchange for those respective goods and services. The transaction price for contracts may include forms of variable consideration, including reductions to the transaction price for volume discounts and rebates. Revenue is reported net of discounts and net of any estimated refund liability, which is determined based on historical experience. The estimated refund liability as of December 31, 2024 and 2023 was not material.

The Company records freight billed to customers in net sales. The corresponding costs incurred for shipping and handling related to these customers billed freight costs are recorded as costs to fulfill the contract and are included within cost of sales. All revenue is recognized at a point in time. For shipments with terms of Free-On-Board (FOB) Shipping Point, revenue is recognized upon shipment.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Deferred revenue represents cash received by the Company in advance of shipment for FOB Shipping Point terms. Upon shipment, the deferred revenue is recognized as revenue.

The Company’s contracts typically do not result in situations where there is a time period greater than one year between performance under the contract and collection of the related consideration. The Company elected the practical expedient under Topic 606 related to significant financing components, where the Company expects, at contract inception, that the period between the entity’s transfer of a promised good or service to a customer and the customer’s payment for that good or service will be one year or less.

The Company also applies the practical expedient in Topic 606 related to costs to obtain a contract and recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the incurred costs that the Company otherwise would have capitalized is one year or less. These costs are included in other selling, general and administrative expenses.

The Company’s main revenue generating activities include the following:

Wholesale

Revenue is comprised of sales of products through e-commerce channels and are primarily comprised of direct sales to wholesale resellers. Revenue is recognized when control of the product transfers to the customer which is generally upon shipment of the goods, at which time the Company has satisfied its performance obligation. Payment terms start from the date of satisfaction of the performance obligation and varies based on the customer contract.

Retail

Revenue is comprised of point-of-sale retail sales at the Company’s South Florida location. Revenue is recognized when control of the product transfers to the customer which is generally upon the point of sale of the goods, at which time the Company has satisfied its performance obligation. Payments are usually obtained from a mixture of cash and credit card.

A summary of all revenue earned is as follows:

Year Ended December 31,	2024	2023
Wholesale	$97,322,139	$108,364,991
Retail	13,878,972	15,251,414
	$111,201,111	$123,616,405

It is the Company’s policy to accept returns as deemed necessary based on the Company’s return policy. The Company estimates sales returns and records a reserve for expected returns at each reporting date based on historical return pattern and current trends. Actual returns are charged against the reserve as they occur. As of December 31, 2024 and 2023 the Company recorded a reserve for sales returns and allowances of approximately $144,000, which is reflected as a reduction of accounts receivable, net on the accompanying consolidated balance sheets.

Cost of Sales

The Company’s cost of sales sold consist primarily of charges incurred for finished goods (drones and drone accessories), direct and indirect distribution costs, and other costs incurred in the sale of goods.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Shipping and Handling Costs

In some instances, the Company incurs shipping and handling costs relating to the sale of inventory. The Company recorded these costs as part of cost of sales in the accompanying consolidated statements of operations. Total shipping and handling costs incurred during the years ended December 31, 2024 and 2023 were approximately $1,046,000 and $957,000, respectively.

Vendor Programs

Consideration received from vendors for price protection, product rebates and marketing promotion are recorded as a reduction in cost of sales in accordance with ASC 705-20, Accounting for Consideration.

Advertising Costs

Advertising costs are charged to expense during the period in which they are incurred. Advertising costs were approximately $714,000 and $873,000 for the years ended December 31, 2024 and 2023, respectively.

Income Taxes

The Company recognizes and measures tax positions taken or expected to be taken in its tax return based on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other non-interest expense, respectively.

The Company has analyzed the tax positions taken and has concluded that as of December 31, 2024 and 2023, there were no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or disclosure in the consolidated financial statements.

Management is required to analyze all open tax years as defined by the statute of limitations for all major jurisdictions, including federal and certain state taxing authorities. As of December 31, 2024, the Company did not have a liability for any unrecognized taxes. The Company has no examinations in progress and is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax liabilities will significantly change in the next 12 months.

The Company is treated as a Subchapter S Corporation for federal income tax purposes and accordingly, generally would not incur income taxes or have any unrecognized tax benefits. Instead, its earnings and losses are included in the personal tax returns of the stockholders and taxed depending on their personal tax situation. As a result, the consolidated financial statements do not reflect a provision for income taxes. The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Tax Collected from Customers and Remitted to Governmental Authorities

The Company records taxes collected from customers, which are directly imposed on a transaction with that customer, on a net basis. That is, in instances in which the Company acts as a collection agent for a taxing authority by collecting taxes that are the responsibility of the customer, the Company records the amount collected as a liability and relieves such liability upon remittance to the taxing authority without impacting revenues and expenses. On June 21, 2018, the U.S. Supreme Court decided in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, in certain circumstances, enforce sales and use tax collection on remote vendors that do not have physical presence in their jurisdiction. As states begin to interpret this ruling, some have begun, or have positioned themselves to begin, requiring sales and use tax collection by remote vendors. The details and effective dates of these collection requirements vary from state to state. The Company has internally evaluated the new requirements and based on management’s analysis for the year ended December 31, 2024 and 2023, an accrual of approximately $175,000 and $143,000, respectively, has been recorded and is reflected within accrued expenses and other liabilities on the accompanying consolidated balance sheets.

3.	Related Party Transactions

Due from Stockholder

At December 31, 2024 and 2023, the Company had an outstanding amount due from a stockholder of approximately $113,000 and $111,000, respectively which bear interest of 2.0%, is unsecured and due on demand, included in the stockholders’ equity section on the consolidated balance sheets. Interest income from amount due from stockholder for the years ended December 31, 2024 and 2023 was approximately $2,000 and is included in interest expense, net on the consolidated statements of operations.

Notes Payable, Related Parties

The Company has a note payable due of $200,000 to a related party as reflected on the consolidated balance sheets as of December 31, 2024 and 2023, within the caption notes payable, related parties. The note bears interest at 10%, is unsecured. Interest expense was approximately $20,000 for each of the years ended December 31, 2024 and 2023.

Additionally, in October 2016, the Company borrowed additional funds from another related party. The Company has a balance due of $250,000 to this related party as reflected on the consolidated balance sheets as of December 31, 2024 and 2023, within the caption notes payable, related parties. The note bears interest at 10%, is unsecured. Interest expense was approximately $25,000 for each of the years ended December 31, 2024 and 2023.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

4.	Property and Equipment, net

Property and equipment, net consists of the following:

December 31,	2024	2023
Office furniture and fixtures	$133,860	$133,860
Equipment	90,537	90,537
Leasehold improvements	271,535	271,535
Software	356,007	142,032
	851,939	637,964
Less: accumulated depreciation and amortization	(575,693)	(496,879)
	$276,246	$141,085

Depreciation and amortization expense was approximately $79,000 and $85,000 for the years ended December 31, 2024 and 2023, respectively.

5.	Goodwill

On July 1, 2018, the Company acquired all of the assets of VeryDrone, Inc. As of December 31, 2024 and 2023, the Company reported gross goodwill of $170,000 related to this acquisition. No impairment of goodwill was recorded for the years ended December 31, 2024 and 2023.

6.	Lines of Credit

In December 2022, the Company entered into a revolving line of credit loan agreement with a financial institution for $19,500,000. The line of credit bore interest equal to the Secured Overnight Financing Rate (SOFR) plus a margin determined by the financial institution (8.12% at December 31, 2023) and interest payments were due monthly and was scheduled to mature on December 23, 2024.

In July 2024, the line of credit loan agreement was amended, increasing the borrowing amount to $25,000,000 and extending the maturity date to July 18, 2027. The renewed line of credit bears interest equal to the SOFR plus a margin determined by the financial institution (7.37% at December 31, 2024) and interest payments are due monthly. At December 31, 2024 and 2023, the outstanding balance was $15,240,950 and $14,000,551, respectively and total interest expense for the year ended December 31, 2024 and 2023 totaled approximately $1,090,000 and $960,000, respectively. At December 31, 2024 and 2023, the Company has a remaining balance available to be borrowed totaling $9,759,050 and $5,499,449, respectively. The line of credit is collateralized by all assets of the Company, including those held by the VIEs, and is personally guaranteed by the Company’s stockholders. The line of credit contains certain financial covenants whereby the Company is required to meet certain key financial ratios. The Company was not in compliance with the financial covenants as of December 31, 2024. The lender has been notified and, as of the date of these financial statements, has provided a waiver on the covenant violation and amendment to the agreement (Note 11).

In connection with the line of credit, the Company paid loan origination fees of approximately $269,000 and is included in prepaid expenses and other assets on the accompanying consolidated balance sheets. The loan origination fees are being amortized over the duration of the line of credit, which is 3 years. For each of the years ended December 31, 2024 and 2023, amortization expense was approximately $65,000 and $79,000, respectively, and reflected as operating expenses in the accompanying consolidated statements of operations.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

7.	Leases

The Company leases offices and retail stores under noncancelable agreements. The Company assessed the lease classification of these leases at commencement date and concluded that the leases should be accounted for as operating leases. The operating leases expire at various dates through 2029, some with renewal options available to the Company. The lease agreements typically provide for base rental rates that increase at defined intervals during the term of the lease.

Consolidated balance sheet information related to the Company’s operating leases consisted of the following:

December 31,		2024	2023
Assets	Operating lease right of use assets, net	$2,251,539	$1,072,564
Total Lease Assets		$2,251,539	$1,072,564
Liabilities
Current Operating	Current portion of lease liabilities	$738,055	$560,988
Long-term Operating	Operating lease liabilities, net of current portion	1,605,282	640,887

Total Lease Liabilities		$2,343,337	$1,201,875

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The components of total lease cost associated with the Company’s operating leases are as follows:

Year Ended December 31,	2024	2023
Operating lease expense (a)	$593,399	$528,782
Variable lease expense (b)	95,257	54,457
Total Lease Cost	$688,656	$583,239

(a)	Expenses are classified within operating expenses in the consolidated statement of operations
(b)	Variable lease costs consist primarily of taxes and common area and is included within operating expenses in the consolidated statement of operations

The following summarizes the cash flow information related to operating leases for the year ended:

	2024	2023
Operating lease liabilities arising from obtaining right-of-use assets	$1,757,659	$-
Operating cash flows from operating leases	$616,197	$551,221
Weighted-average remaining lease term	3.6 years	3.1 years
Weighted-average discount rate	3.51%	1.33%

Maturities of lease liabilities as of December 31, 2024 are as follows:

Years Ended December 31,
2025	$774,693
2026	737,421
2027	510,964
2028	424,678
2029	143,422
Total minimum lease payments	2,591,178
Less: amount representing interest	(247,841)
Present value of future minimum lease payments	2,343,337
Less: current portion	(738,055)
Long Term Lease Liability	$1,605,282

8.	Commitments and Contingencies

Litigation

The Company, from time to time, is involved in litigation arising during the ordinary course of business. Based on currently available information, management believes that the resolution of any potential claims will not have a material adverse effect on the Company’s consolidated operating results or financial position.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

9.	Benefit Plan

The Company maintains a 401(k)-retirement plan for its eligible employees. The Company determines annually the amount of its matching and profit-sharing contributions. For the years ended December 31, 2024 and 2023, the Company did not make any matching or profit sharing contributions.

10.	Variable Interest Entities

Surf Nerds, LLC and Anzu Robotics, LLC were formed to expand the Company’s operations into electric surfboards and commercial drone technology, respectively. Drone Nerds, Inc. is the primary beneficiary of both entities, as it has the power to direct the activities that most significantly impact their economic performance and is exposed to the majority of their expected losses or residual returns.

In accordance with U.S. GAAP, the economic substance of these relationships gives Drone Nerds, Inc. a controlling financial interest in Surf Nerds, LLC and Anzu Robotics, LLC. Accordingly, the Company is required to consolidate these entities. The non-controlling interest in Surf Nerds, LLC and Anzu Robotics, LLC was immaterial to the consolidated financial statements and is included within the consolidated stockholders’ equity as of December 31, 2024 and 2023.

Drone Nerds, Inc. is the primary obligor on a revolving line of credit agreement with an external lender (Note 6 and 11), which is collateralized by the assets of Drone Nerds, Inc., Surf Nerds, LLC, and Anzu Robotics, LLC. In the event of default, the external lender has recourse to both the general credit of Drone Nerds, Inc. and the assets of the VIEs. The outstanding balance on the line of credit was $15,240,950 and $14,000,551 as of December 31, 2024 and 2023, respectively (see Notes 6 and 11). Creditors of the consolidated VIEs also have recourse to the general credit of Drone Nerds, Inc.

Drone Nerds, Inc. has also provided financial support to both Surf Nerds, LLC and Anzu Robotics, LLC through intercompany loans necessary to fund their operations. As of December 31, 2024 and 2023, Surf Nerds, LLC had intercompany payables to Drone Nerds, Inc. totaling approximately $463,000 and $418,000, respectively. As of December 31, 2024, Anzu Robotics, LLC had intercompany payables to Drone Nerds, Inc. totaling approximately $5,100,000. In the event that Surf Nerds, LLC or Anzu Robotics, LLC are unable to repay their obligations, Drone Nerds, Inc. would remain liable to the external lenders and may be required to forgive the intercompany loans.

11.	Subsequent Events

The Company has evaluated subsequent events through November 11, 2025, which is the date the consolidated financial statements were available to be issued.

In January 2025, the Company signed a one-year contract with its largest vendor to be the official non-exclusive dealer of its products in the United States. Subsequently, in September 2025, the Company entered into an additional one-year contract with the same vendor for the same purpose (Note 2).

In June 2025, the owners completed the dissolution of Surf Nerds, LLC. As a result of the dissolution, all assets and liabilities of Surf Nerds, LLC were transferred to Drone Nerds, Inc. The dissolution did not have a material impact on the Company’s consolidated financial statements (Note 1).

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In June 2025, the Company entered into a waiver and amendment agreement related to the line of credit. The agreement waived a prior default related to the Fixed Charge Coverage Ratio for the year ended December 31, 2024, and amended the terms of the line of credit (Note 6). Under the amended agreement, the maximum loan amount was reduced from $25,000,000 to $10,000,000. The interest rate was revised to 1-Month Term SOFR plus 5.00% until June 30, 2025, after which it will vary based on the Company’s Fixed Charge Coverage Ratio performance. As part of the agreement, the Company was required to make an equity injection of approximately $1,000,000 and pay a $25,000 waiver fee, both of which were paid in June 2025 (Note 6).

In July 2025, the Company transitioned its line of credit to a different financial institution, entering into a new revolving line of credit agreement for $25,000,000. The new facility bears interest at the One-Month Term SOFR plus 2.50% (with a minimum rate of 6.00% per annum), with interest payments due monthly, and is scheduled to mature in July 2027 (Note 6).

On November 10, 2025, the Company was acquired by XTI Aerospace, Inc. in a transaction valued at approximately $40,000,000, for a combination of cash, equity, and notes payable. The consolidated financial statements do not reflect any adjustments related to this transaction. In connection with this transaction, the Company completed a reorganization (the “F-Reorganization”) intended to simplify its legal and tax structure in preparation for an equity sale transaction. As part of this F- Reorganization, the Company converted into Drone Nerds, LLC, a Florida limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes. The transaction did not result in any changes to the underlying ownership, operations, or management of the Company and its consolidated subsidiaries.

On November 10, 2025, XTI Aerospace, Inc. deposited $10,500,000 with the new lender to fully collateralize the outstanding line of credit and fund working capital while the Company finalizes an amendment to the line of credit agreement as a result of the Transaction.